Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

R. E. Bassie & Co.
Certified Public Accountants

6671 Southwest Freeway, Suite 550
Houston, Texas 77074-2220
Tel: (713) 272-8500 Fax: (713) 272-8515
E-Mail: Rebassie@aol.com

American International Industries, Inc.
Kemah, TX

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 15, 2005, except for note 18, which is as of October 24, 2005, relating to the consolidated financial statements of American International Industries, Inc., appearing in the Company's Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 2004.

/s/ R. E. Bassie & Co.
Houston, Texas

February 15, 2006